                                                                    Exhibit 99.1


                           ASSET PURCHASE AGREEMENT


                                 by and among





                            TALTON HOLDINGS, INC.,
                            a Delaware corporation

                                      and

       INVISION TELECOM, INC., a Georgia corporation and COMMUNICATIONS
                      CENTRAL INC., a Georgia corporation






                          Dated as of August 21, 1997

                            ASSET PURCHASE AGREEMENT
                            ------------------------

       THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of August 21, 1997, by and among TALTON HOLDINGS, INC., a Delaware corporation ("Buyer") and INVISION TELECOM, INC., a Georgia corporation (the "Company" or the "Seller") and COMMUNICATIONS CENTRAL, INC., a Georgia corporation ("CCI" or "Parent Entity").

                                    RECITALS

       WHEREAS, the Company is engaged in the business of providing inmate pay telephone service and related and/or ancillary services or systems to jails and other inmate or correctional facilities.

       WHEREAS, CCI is the owner and holder of all the issued and outstanding stock of the Company.

       WHEREAS, for the consideration and on the terms set forth in this Agreement, the Seller desires to sell, and Buyer desires to purchase, all of the assets, rights, leases, fixtures and contracts used in the operation of the Company, including, without limitation, those assets, rights, leases and fixtures referred to in Section 3.6 hereof, but specifically excluding the Excluded Assets described in Section 2.1(b) hereof.

       NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1.  DEFINITIONS

       For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

       "Billing and Collection Agreement":  any billing and collection
        --------------------------------
agreement, local exchange company billing agreement or other Contract relating to the provision of billing and collection services to the Company.

       "Breach":  a "Breach" of a representation, warranty, covenant,
        ------
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

       "Consent":  any approval, consent, ratification, waiver, or other
        -------
authorization (including any Governmental Authorization).

       "Contemplated Transactions":  all of the transactions contemplated by
        -------------------------
this Agreement, including: (a) the sale by the Seller to Buyer and the purchase (and payment therefor) by Buyer from the Seller of the Company Assets; (b) the execution, delivery and performance of the Non-Competition Agreement, the Employment Agreements and the Intellectual Property Assignment; and (c) the performance by Buyer, the Parent Entity and the Seller of their respective agreements, covenants and obligations under this Agreement, including without limitation their obligations under Section 2 hereof.

       "Contract":  any agreement, contract, license, obligation, promise or
        --------
undertaking: (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

       "Encumbrance":  any charge, claim, community property interest,
        -----------
condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

       "ERISA":  the Employee Retirement Income Security Act of 1974 or any
        -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "GAAP":  generally accepted United States accounting principles, applied
        ----
on a consistent basis.

       "Governmental Authorization":  any approval, consent, license, permit,
        --------------------------
waiver, tariff, or other written authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement. The term Governmental Authorization shall not include Inmate Telephone Agreements.

       "Governmental Body":  any:  (a) nation, state, county, city, town,
        -----------------
village, district, or other properly constituted local government; (b) federal, state, local, municipal, foreign, or other government; (c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) any properly constituted and authorized body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature in the United States.

       "HSR Act":  the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as
        -------
amended) or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "Inmate Telephones":  any of the collect call only telephones, owned or
        -----------------
operated by the Company, including any hardware, software or any other personal property installed with any Inmate Telephone.

       "Inmate Telephone Agreements":  all written lease agreements, telephone
        ---------------------------
location agreements, telephone service agreements, license agreements, royalty agreements or other contracts relating to the Installed Inmate Telephones located in jails or other inmate or correctional facilities, which agreements grant the right to the Company to install and operate the Installed Inmate Telephones upon the premises set forth within any such document.

       "Installed Inmate Telephone":  an Inmate Telephone that is subject to an
        --------------------------
Inmate Telephone Agreement, and is installed at the location provided for in its related Inmate Telephone Agreement.

     "Installed Line":  any telephone lines and related facilities providing
      --------------
telephone service to Installed Inmate

Telephones, including those telephone lines identified by installation, location and telephone number in Exhibit 3.6(a)(ii).
                                 ------------------

     "Intellectual Property Assets":  the Intellectual Property Assets,
      ----------------------------
Trademarks and Computer Systems as defined in the Intellectual Property Assignment.

     "Intellectual Property Assignment":  the Intellectual Property Assignment
      --------------------------------
to be executed and delivered at Closing in the form attached hereto as Exhibit
                                                                       -------
2.4(a)(ii).
----------

     "IRC":  the Internal Revenue Code of 1986 or any successor law, and
      ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS":  the United States Internal Revenue Service or any successor agency,
      ---
and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge": information known to a party without independent investigation
      ---------
beyond such party's officers and directors.

     "Legal Requirement":  any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, ruling, regulation, or statute (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, rulings, regulations, or statutes in effect as of the date such representation or warranty is made).

     "Long Distance Service Agreements":  any long distance service provider
      --------------------------------
agreement, telecommunications agreement or other Contract relating to provision of long distance service or other similar services to the Company.

     "Material Adverse Effect":  any change or effect that when taken together
      -----------------------
with all other such changes and effects has a material adverse effect on the financial condition, results of operations, business or operations of the Company taken as a whole.

     "Order":  any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business":  an action taken by a Person will be deemed
      ---------------------------
to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     "Organizational Documents":  (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter, articles of organization, shareholders agreement, operating agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Parts and Supplies Agreement":  any Contract relating to the provision of
      ----------------------------
Inmate Telephone parts, inventory or equipment, or other parts, equipment or services to the Company.

     "Person":  any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding":  any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Representative":  with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, partner or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act":  the Securities Act of 1933 or any successor law, and
      --------------
regulations and rules issued pursuant to that Act or any successor law.

     "Service Agreements":  any Long Distance Service Agreement, Billing and
      ------------------
Collection Agreement, Parts and Supplies Agreement, or similar agreement or Contract relating to the provision of parts, equipment or services to or by the Company.

     "Taxes":  any tax, charge, fee, duty, levy or other assessment related to
      -----
the Company Assets, including all applicable penalties and interest.

     "Tax Return":  any return (including any information return), report,
      ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened":  a claim, Proceeding, dispute, action, or other matter will
      ----------
be deemed to have been "Threatened" if to the knowledge of the Company any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if to the knowledge of the Company any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.  PURCHASE AND SALE OF ASSETS, CLOSING AND OTHER AGREEMENTS

    2.1  Assets
         ------

    (a)  Company Assets.  Subject to the terms and conditions of this
         --------------
Agreement, Seller shall grant, sell, convey, assign, transfer and deliver to the Buyer (and/or, at Buyer's election, to an affiliate or subsidiary of Buyer), and the Buyer shall purchase and acquire from the Seller, all the assets, rights, leases, fixtures, accessions, claims and contracts of the Seller at the Closing Date, including all of the following assets, rights, leases, fixtures, accessions, claims and contracts: (a) those underlying the Interim Balance Sheet (excluding all cash) with such changes to such assets as may occur from the date thereof to the Closing Date in the Ordinary Course of Business; (b) those located at the Seller's facilities in Louisville, Kentucky (the "Principal Office") on the Closing Date; and (c) those otherwise substantially related to the operation of the business of the Company on the Closing Date, including, without limitation, the assets, or categories thereof, referred to in Section 3.6 hereof (all such assets, rights, leases, fixtures, accessions, claims and contracts being hereinafter collectively referred to as the "Company Assets").
     --------------

    (b)  Excluded Assets.  Notwithstanding anything to the contrary
         ---------------
provided in Section 2.1(a) hereof, none of the assets set forth on Exhibit
                                                                   -------
2.1(a) hereto shall be included in the Company Assets to be purchased and sold
------
hereunder.

    2.2  Purchase Price.
         ---------------

         (a)  Purchase Price.  The aggregate purchase price (the "Purchase
              --------------
Price") for the Company Assets will be (i) $42,000,000 cash, plus (ii) capital expenditures paid or incurred by the Company under Inmate Telephone Agreements entered into or renewed after August 1, 1997, less (iii) an amount equal the Company's EBITDA (as calculated in accordance with GAAP and the Company's past practices) for the period beginning August 1, 1997 to the Closing Date. In addition, Buyer shall assume the liabilities set forth on Exhibit 2.2 and the
                                                          -----------
Purchase Price shall be reduced by the amount of such liabilities so assumed, such amount not to exceed $2,000,000.

         (b)  Liquidation of Accounts Receivable.  The Company and Buyer agree
              ----------------------------------
to use good faith efforts to collect Accounts Receivable existing as of the Closing Date in the Ordinary Course of Business, and to remit and pay to Buyer, if, as and when collected, one-half of the amounts so collected until Buyer has received an aggregate amount under this Section 2.2(b) equal to $1,200,000. Thereafter, all proceeds of Accounts Receivable collected by the Company or Buyer shall be the property of the Company.

    2.3  Closing and Transition
         ----------------------

         (a)  Closing  The closing of the transactions contemplated by this
              -------
Agreement (the "Closing") will take place at the offices of Buyer's counsel in Dallas, Texas (or such other location within or outside of Dallas, Texas as Buyer shall designate) at 10:00 a.m. (local time) on September 30, 1997, or within five business days of the satisfaction or waiver of the last condition to Closing contained in Articles 6 and 7, whichever is later (the "Closing Date").

        (b)  Transition.  At Closing, Buyer and Seller shall enter into a
             ----------
mutually satisfactory Transition Agreement whereby Seller agrees to make available its employees to Buyer for a period of 90 days to assist in transition and Buyer agrees to reimburse Seller for all costs associated with such employees, including salary, wages and fringe benefits.

    2.4  Closing Obligations
         -------------------

    At the Closing:

         (a) Seller or the Parent Entity, as applicable, will deliver or cause to be delivered to Buyer:

              (i) such bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as shall be reasonably required by the Buyer and its counsel and as shall be effective to vest in the Buyer good and marketable title in and to all the Company Assets, together with copies of all the contracts, agreements, commitments, books, records, files, computer data, computer disks, electronic storage media, documents and the like relating to the Company Assets.

              (ii) the Intellectual Property Assignment in the form attached hereto as Exhibit 2.4(a)(ii).
                    ------------------

              (iii) separate Employment Agreements for each of the employees listed on Exhibit 2.4(a)(iii)-1 and in the form attached hereto as
                    ---------------------
          Exhibit 2.4(a)(iii)-2 (the "Employment Agreements");
          ---------------------

              (iv)  the Non-Competition Agreement in the form attached hereto as
          Exhibit 2.4(a)(iv) (the "Non-Competition Agreement");
          ------------------

              (v) a certificate executed by Seller and the Parent Entity representing and warranting to Buyer that each of Seller's and the Parent Entity's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Seller's Closing Certificate");

              (vi) opinion(s) of counsel, dated the Closing Date, in the form of Exhibit 2.4(a)(vi); and
             ------------------

              (vii) such other documents as Buyer may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(b), (2) evidencing the accuracy of any of Seller's and/or the Parent Entity's representations and warranties, (3) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by the Seller, or (4) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

          (b) Buyer will deliver to the Seller (or to such other Persons designated below):

              (i) the cash portion of the Purchase Price and appropriate agreements evidencing the assumption of certain liabilities (as provided in Sections 2.2(a) and 2.5 below);

              (ii) the Non-Competition Agreement and the Employment Agreements, all executed by Buyer;

              (iii) a certificate executed by Buyer representing and warranting to the Seller and the Parent Entity that each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Buyer's Closing Certificate").

              (iv) opinion(s) of counsel, dated the Closing Date, in the form of Exhibit 2.4(b)(iv); and
                  ------------------

              (v) such other documents as Seller may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(a), (2) evidencing the accuracy of any representation or warranty of Buyer, (3) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (4) otherwise facilitating the consummation of the Contemplated Transactions.

    2.5  Treatment of Certain Matters and Adjustments
         --------------------------------------------

         (a) Seller shall discharge on or at Closing, and Buyer will acquire the Company Assets free of all the Company's loans, lines of credit, installment or conditional sale agreements, capital leases, financing and other indebtedness.

         (b) Seller shall also discharge on or at Closing, all obligations or liabilities to third parties or Seller's employees which may vest or become payable as a result of the sale of or change of ownership or control of the Company Assets, including, without limitation, any liability arising out of or triggered by the Contemplated Transactions.

         (c) As additional consideration for the purchase of the Company Assets, the Buyer assumes, and agrees to pay, perform and discharge when due, the following liabilities and obligations of the Seller: all obligations arising from and after the Closing Date under the terms of the Inmate Telephone Agreements, the Installed Lines, the Services Agreements and the other Contracts listed on Exhibit 3.6(a)(i)-(iii) and (ix).
          --------------------------------

         (d) Notwithstanding anything in this Agreement to the contrary, except as expressly provided in Section 2.5(c), the Buyer shall not assume any, and the Seller shall retain and be responsible for all, of the liabilities and obligations of the Seller and its affiliates.

    2.6  Name Change. On the Closing Date, the Company will cease using the name
         -----------
"Invision" and/or any name similar thereto, and will assign to the Buyer all rights in and to the name "Invision".

    2.7  Allocation. The Purchase Price shall be allocated among the Company
         ----------
Assets in such a manner as shall be agreed upon by Seller and Buyer prior to the Closing consistent with Section 1060 of the IRC. The parties agree to use such allocations with respect to all filings with the IRS relating to the purchase and sale of Company Assets.

    2.8  Regulatory. In the event at the time of Closing, Buyer has not obtained
         ----------
the Governmental Authorizations (as contemplated in Section 6.1 hereof) from the appropriate Governmental Bodies necessary to consummate the Contemplated Transactions without causing a breach of applicable Legal Requirements, the following provisions shall apply:

         (a) Buyer shall provide at Closing a list of the states where such Governmental Authorizations have not been obtained (the "Remaining States").
               ----------------

         (b)  [Intentionally deleted]

         (c) The Inmate Telephone Agreements applicable to facilities located in the Remaining States (collectively, the "Remaining Inmate Telephone Agreements") shall be retained by Seller and shall not be transferred to Buyer at Closing.

         (d) Buyer shall diligently and in good faith seek to obtain all necessary Governmental Authorizations from the appropriate Governmental Bodies in the Remaining States.

              As soon as reasonably practicable after such Governmental Authorizations are obtained, Seller shall assign and transfer to Buyer, the Remaining Inmate Telephone Agreements (and related Company Assets) applicable to facilities located in such Remaining States.

         (e) Until the necessary Consents and Governmental Authorizations are obtained as aforesaid, the Remaining Inmate Telephone Agreements shall continue to be owned by Seller but operated under a Management Agreement in the form attached hereto as Exhibit
                                                                  -------
              2.8(e), which the parties will enter into at Closing.
              ------

    2.9   HSR Act. The Buyer and the Seller shall, in cooperation with each
          -------
          other, file (or cause to be filed) with each of the Department of Justice ("DOJ") and the Federal Trade Corporation ("FTC") any reports or notifications that may be required to be filed by them under the HSR Act in connection with the transactions contemplated by this Agreement. The Buyer and the Seller shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. All fees due from any party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by the party making such filing.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller and the Parent Entity represent and warrant to Buyer as follows:

    3.1  Organization and Good Standing
         ------------------------------

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states in which the nature of the activities conducted by it requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The Company does not have and never has had any subsidiaries.

         (b) The Company's principal place of business is, and has been for the last five (5) years or if it has not done business for five (5) years, for the entire period that it has done business, in Louisville, Kentucky and the Company has not had any other offices, other corporate names or done business in any other names during said five (5) year period.

    3.2  Authority; No Conflict
         ----------------------

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Seller and the Parent Entity enforceable against the Seller and the Parent Entity in accordance with its terms except as such enforcement may be limited by applicable bankruptcy laws and principles of equity. Upon the execution and delivery of the Employment Agreements, the Non-Competition Agreement, the Intellectual Property Assignment, the Management Agreement, and Seller's Closing Certificate (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of the parties (other than Buyer) enforceable against each of them in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy laws. The Seller and the Parent Entity have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents to which each is a party and to perform their obligations under this Agreement and the Seller's Closing Documents to which each is a party.

         (b) Neither the execution, delivery or performance of this Agreement nor any other consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

              (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational

     Documents of the Company or the Parent Entity, (B) any resolution adopted by the board of directors or the stockholders of the Company or the Parent Entity, (C) any duty owed by the Company or the Parent Entity to any Person (except as contemplated by Section 8.3), or (D) any Legal Requirement, any Governmental Authorization or any Order to which the Company or the Parent Entity, or any of the Company Assets may be subject, except for regulatory approvals required in connection with the Contemplated Transactions; or

              (ii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract, or any contract or other agreement to the Parent Entity or Seller is a party, except as contemplated by Section 8.3.

     3.3  Options
          -------

     There are no options, warrants, rights of first refusal or other rights to acquire all or any portion of the Company Assets.

     3.4  Financial Statements
          --------------------

     The Company has delivered to Buyer: (a) audited balance sheets of the Company as at June 30, in each of the years 1995 and 1996, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) an unaudited balance sheet of the Company as at June 30, 1997 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flow. The Company shall deliver to Buyer such other balance sheets, statements of income, cash flow and other financial statements of the Company as Buyer may reasonably request. All such financial statements and notes fairly present the financial condition and the results of operations, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

     3.5  Books and Records
          -----------------

     The books of account, ledgers, financial data and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects. At the Closing, all of such books of account and records will be delivered to Buyer to the extent that they relate to the Company Assets.

     3.6  Company Assets
          --------------

          (a)  Company Assets.  On the Closing Date, the Company shall convey,
               --------------
and the Buyer shall own and have, good and marketable title, without Encumbrance, to all of the Company Assets (which assets are accurately reflected in the Company's Interim Balance Sheet) including, without limitation:

          (i) all rights and interest of the Company in and under the Inmate Telephone Agreements listed on Exhibit 3.6(a)(i) and any Inmate
                                               -----------------
                Telephone Agreements, entered into by the Company after the date hereof;

          (ii)  all Installed Lines listed on Exhibit 3.6(a)(ii);
                                              ------------------

          (iii) all rights and interests of the Company in and under the Service Agreements listed on Exhibit 3.6(a)(iii);
                                     -------------------

          (iv) all uninstalled Inmate Telephones, parts, hardware and equipment listed on Exhibit 3.6(a)(iv) (subject to turn over of inventory
                          ------------------
                in the Ordinary Course of Business);

          (v)    all vehicles listed on Exhibit 3.6(a)(v);
                                        -----------------

          (vi)   [Intentionally Deleted];

          (vii)  all Installed Inmate Telephones;

          (viii) all Intellectual Property Assets;

          (ix) all rights and interest of the Company in the office lease agreements listed on Exhibit 3.6(a)(ix) pertaining to the
                                      ------------------
                 Principal Office;

          (x) all other furniture, fixtures, equipment, personalty or intangibles of any kind used by the Company in the operation of its business, including without limitation, each of those items listed on Exhibit 3.6(a)(x); and
                           -----------------

          (xi) all tariffs and Governmental Authorizations that relate to the business of, or to any assets of the Company including those listed on Exhibit 3.12 except as may be limited by applicable
                           ------------
                 law.

     3.7  Accounts Receivable
          -------------------

     All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

     3.8  Relationships with Related Persons
          ----------------------------------

     Except as set forth in Exhibit 3.8 hereof, neither the Parent Entity nor
                            -----------
any Person related or affiliated with the Parent Entity or the Company is a party to any Contract with, or has any claim or right against, the Company. Neither the Parent Entity nor any Person related or affiliated with the Parent Entity owns, directly or indirectly, any interest in any person or entity that is a competitor, customer or supplier of the Company, that otherwise has any business dealings with the

Company or that is engaged in the same or similar business as the Company.

     3.9  Taxes
          -----

     (a)  The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has made available to Buyer copies of all Tax Returns, filed since 1996 (including the Tax Returns for the year ended June 30, 1996). The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Exhibit 3.9
                                                                     -----------
hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet. All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct and complete in all material respects.

     (b) To the knowledge of the Company, there exists no proposed tax assessment against the Company and/or the Company Assets except as disclosed in the Interim Balance Sheet or in Exhibit 3.9 hereof. All Taxes that the Company
                                -----------
is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     3.10  No Material Adverse Change
           --------------------------

     Except as set forth on Exhibit 3.10, since the date of the Interim Balance
                            ------------
Sheet, there has not been any material adverse change in the business, client relations, operations, or assets of the Company, and to the knowledge of the Seller and the Parent Entity, no event has occurred or circumstance exists that may result in such a material adverse change. Without in any way limiting the generality of the foregoing, to the knowledge of the Company and subject to general economic and regulatory conditions, there exists no actual or threatened terminations, cancellations or limitations of, or any modification or change in
(i) the current business relationship of the Company with any material customer or group of customers whose business is material to the operation of the Company's business; or (ii) the current business relationship of the Company with any supplier, and the Company has no reason to believe that any such customers or suppliers shall not continue a business relationship with Buyer subsequent to the Closing on a basis no less favorable to Buyer than that heretofore conducted (except where such change would not have a material adverse effect on the Company); and (iii) there exists no other condition or state of facts or circumstances which would materially adversely affect the Company's business or prevent Buyer from conducting such business after the Closing on a basis not materially adversely less favorable to Buyer than that of which it has heretofore been conducted by the Company.

     3.11  Employee Benefits
           -----------------

     (a)   The term "Employee Benefit Plan" means any "employee benefit plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any plan or policy providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and any other bonus, incentive, compensation, profit-sharing, stock, severance, retirement, health, life, disability, group insurance, employment, fringe benefit, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow, or other agreement related thereto. Except as set forth on Exhibit 3.11, the Company maintains no Employee
                                 ------------
Benefit Plans.  Each Employee Benefit Plan set forth on Exhibit 3.11 has been
                                                        ------------
operated in compliance, in all material respects, with ERISA, applicable tax qualification requirements and all other applicable laws.

     (b) Notwithstanding any provision in this Agreement to the contrary, Buyer has not agreed to, and shall not, assume, adopt or succeed to, or have any liability or responsibility with respect to, any Employee Benefit Plan maintained or formerly maintained by Seller or any affiliate, or any obligations under any such plans, and Seller shall indemnify Buyer to the extent Buyer incurs any liability with respect to any such plans.

     3.12  Compliance with Legal Requirements; Governmental
           ------------------------------------------------
           Authorizations and Orders
           -------------------------

     (a) The Company is, and at all times has been, in compliance with each Legal Requirement, Governmental Authorization and Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, Governmental Authorization or Order, except for any such non-compliance or violation as would not have a Material Adverse Effect.

     (b)   Exhibit 3.12 contains a complete and accurate list of each
           ------------
material Governmental Authorization that relates to the business of, or to any of the assets used in the operation of the Company. Each Governmental Authorization of the Company is valid and in full force and effect. The Company has all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the business of the Company in the manner they currently conduct and operate such business and to permit the Company to own and use the assets used in the operation of the Company in the manner in which they currently own and use such assets. A true and complete copy of each Governmental Authorization listed in Exhibit 3.12 has been made available to
                                     ------------
Buyer.

     3.13  Legal Proceedings
           -----------------

     (a)   Except as set forth in Exhibit 3.13(a) hereof, there is no
                                  ---------------
pending Proceeding: (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or any Contract. Except as set forth in

Exhibit 3.13(a) hereof, to the best knowledge of the Seller and the Parent
---------------
Entity, no such Proceeding has been Threatened, and no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in

Exhibit 3.13(a) hereof
---------------
will not have a material adverse effect on the business, operations or assets of the Company.

     (b) All Proceedings in which the Company has been named or otherwise involved since 1996 are listed on Exhibit 3.13(b). Seller has made available to
                                  ---------------
Buyer true and complete copies of all material pleadings and other documentation relating to each Proceeding listed on Exhibit 3.13(b).
                                      ---------------

     3.14  Absence of Certain Changes and Events
           -------------------------------------

     Except as set forth in Exhibit 3.14 hereof, since the date of the Interim
                            ------------
Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Company or its business;

     (b) termination of, or receipt of notice of termination of any material Contract;

     (c) sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

     (d)  material change in the accounting methods used by the Company;

     (e) material change in the financial condition, assets, liabilities or business of the Company;

     (f) material change in the method of collecting accounts receivable or acceleration in the collection of accounts receivable;

     (g) material failure to pay expenses incurred in connection with the operation of the Company on a timely basis.

     3.15  Contracts; No Defaults
           ----------------------

     (a) Seller has made available to Buyer true and complete copies of the Contracts referred to in Section 3.6;

     (b)   Except as set forth in Exhibit 3.15(b) hereof, with respect to
                                  ---------------
each Contract referred to in Section 3.6:

           (i) such Contract is in full force and effect and is valid and enforceable in accordance with its terms;

           (ii) the Company is, and at all times since the later of 1996 or the Contract's date of inception, has been, in compliance with all applicable terms and requirements of such Contract except where the failure to be in substantial compliance has not had and would not reasonably be expected to have a Material Adverse Effect on the Company;

           (iii) each other Person that has or had any obligation or liability under such Contract is, and at all times since the later of 1996 or the Contract's date of inception, has been, in substantial compliance with all applicable terms and requirements of such Contract except where the failure to be in substantial compliance has not had and would not reasonably be expected to have a Material Adverse Effect on the Company;

           (iv) no event has occurred or circumstance exists (including without limitation, the Contemplated Transaction) that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract except for any such event, the occurrence of which would not have a Material Adverse Effect on the Company;

           (v) neither the Company nor the Parent Entity has given to or received from any other Person, at any time since the later of 1996 or the Contract's date of inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach by the Company of, or default by the Company under such Contract except for any such violation, breach or default that would not have a Material Adverse Effect on the Company;

           (vi) to the best knowledge of the Parent Entity and the Company, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under such Contracts with any Person (and, no such Person has made written demand for such renegotiation) where the effect of such renegotiation would have a material adverse effect on the Company or its operations;

           (vii) such Contracts constitute the sole and entire agreement among the parties thereto with respect to the subject matter thereof, and there are no other enforceable agreements among the parties which in any way pertain to or otherwise affect such Contracts.

     3.16  Insurance
           ---------

     Seller has delivered or made available to Buyer true and complete copies of all policies of insurance to which the Company is a party or under which the Company is or has been covered at any time since 1996. All such policies: (i) are valid, outstanding, and enforceable; (ii) taken together, provide in the reasonable judgment of the Company and the Parent Entity adequate insurance coverage for the assets and the operations of the Company; (iii) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound; and (iv) will continue in full force and effect following the consummation of the Contemplated Transactions with respect to losses or claims accruing or arising prior to the Closing Date.

     3.17  Environmental Matters
           ---------------------

     (a) The Company and the Company Assets are, and at all times have been, in material compliance with, and have not been and are not in violation of or liable under, any Environmental Laws.

     (b) The Company has not generated, handled, manufactured, processed, treated, stored, used, transferred, released, disposed of or otherwise conducted any hazardous process or activity with respect to (collectively, "Hazardous Activities") any hazardous substances, hazardous wastes, hazardous wastes constituents and reaction by-products, hazardous materials, pesticides, oil and other petroleum products, pollutants, and/or toxic substances, including asbestos and polychlorinated biphenyls as those terms are defined pursuant to Environmental Laws (collectively, "Hazardous Substances"), except in full compliance with Environmental Laws, or where any alleged noncompliance is not material.

     (c) To the best of the Company's and the Parent Entity's knowledge, neither the Parent Entity nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from any Person that relates to Hazardous Activities, Hazardous Substances, or any alleged actual or potential violation or failure to comply with any Environmental Law with respect to any properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (d) For purposes hereof, Environmental Laws shall mean all Legal Requirements that relate or pertain to environmental matters, pollution and/or public health, safety or welfare, including without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, the
                                              ------
Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended, the Federal Clean Water Act (33 U.S.C. 1251 et seq.),
     ------                                                            ------
as amended, and state and federal environmental clean up programs.

     3.18  Employees
           ---------

     (a)   Exhibit 3.18 hereof contains a complete and accurate list of the
           ------------
following information for each employee of the Company: name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan; severance pay; vacation pay; and any other employee benefit.

     (b) Notwithstanding anything to the contrary contained herein, Buyer shall have no liability for or obligation to (i) hire or offer employment to any employee or officer of the Company, (ii) assume or otherwise honor any employment agreement, contract or arrangement with any employee or officer of the Company, or (iii) assume or pay any severance or other benefit payable to any employee of the Company.

     (c)   Except as set forth in Exhibit 3.18, to the best knowledge of the
                                  ------------
Parent Entity and the Company, no employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the conduct of the Company's business (either before or after the consummation of the Contemplated Transactions).

     3.19  Labor Relations; Compliance
           ---------------------------

     Since 1996, the Company has not been nor is a party to any collective bargaining or other labor Contract. Since 1996, there has not been, there is not presently pending or existing, and to the best knowledge of Seller and the Parent Entity, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent.

     3.20  Intellectual Property
           ---------------------

     The representations and warranties set forth in Section 3 of the Intellectual Property Assignment, when agreed to by the parties as contemplated in Section 11.15 hereof, shall be incorporated herein and shall be made a part hereof, and shall be made and affirmed by Seller and the Parent Entity as of the date hereof.

     3.21  Certain Payments
           ----------------

     Since 1996, neither the Company nor any director, officer, agent, or employee of the Company, nor any Representative, has, to the knowledge of the Company, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, and/or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.22  Brokers or Finders
           ------------------

     Except as set forth in Exhibit 3.23, Seller and its agents have incurred no
                            ------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1  Organization and Good Standing
          ------------------------------

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states in which the nature of the activities conducted by it requires such qualification.

     4.2  Authority; No Conflict
          ----------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements, the Non-Competition Agreement, the Intellectual Property Assignment, the Management Agreement, and the Buyer's Closing Certificate (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     (b) Except for any filings or approvals in order to comply with Legal Requirements, including obtaining appropriate Governmental Authorizations (as contemplated in Section 6.1), neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i)   any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii) any Order to which Buyer may be subject; or

          (iv) any contract to which Buyer is a party or by which Buyer may be bound.

          Except for any filings or approvals in order to comply with Legal Requirements, including obtaining appropriate Governmental Authorizations (as contemplated in Section 6.1), Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  Certain Proceedings
          -------------------

     There is no pending or Threatened Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     4.4  Brokers or Finders
          ------------------

     Except as set forth in Exhibit 4.4, Buyer and its officers and agents have
                            -----------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.5  Financing
          ---------

     Buyer has the financing capability sufficient to consummate the Contemplated Transactions.


5.   COVENANTS OF THE SELLER PRIOR TO/ON CLOSING DATE

     5.1  Required Approvals
          ------------------

     As promptly as practicable after the date of this Agreement, Seller will use its good faith efforts to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will cooperate with Buyer with respect to all filings and approvals that Buyer elects to make or seek or is required by Legal Requirements to make or seek in connection with the Contemplated Transactions (and/or the financing thereof).

     5.2  Current Information and Access
          ------------------------------

     (a) During the period from the date of this Agreement to the Closing Date, the Company shall cause one or more of its Representatives to confer on a regular and frequent basis with Representatives of Buyer to report on the general status of the ongoing operations of the Company. The Company shall promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and will keep Buyer fully informed with respect to such events.

     (b) Between the date of this Agreement and the Closing Date, the Company will, and will cause their Representatives during reasonable business hours and as coordinated with the Company's management, to, (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") reasonable access to all Company employees and personnel and to all Company Contracts, books and records, and other documents and data, (b) make available to Buyer and Buyer's Advisors copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) make available to Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.3  Operations Prior to Closing Date
          --------------------------------

     (a) In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, the Company will do each of the following, and the Company also represents that from the date of the Interim Balance Sheet to the date of this Agreement the Company has done the following:

          (i) conduct the business of the Company only in the usual, regular and ordinary manner, on a basis consistent with past practice, maintain the Company's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practices, maintain and comply in all material respects with the terms of all licenses, permits and other Legal Requirements, and otherwise conduct the business of the Company only in the Ordinary Course of Business;

          (ii) use its reasonable efforts to preserve intact the current organization of the Company, keep available the services of the current officers, employees, and agents of the current organization of the Company, and maintain the relations and good will with all suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (iii) conduct the business and affairs of the Company in a manner so that all representations and warranties herein will be true and correct at Closing in all material respects;

          (iv) maintain all of the Company Assets in good repair, order and condition, and perform all of the Company's obligations under the Contracts in all material respects; and

          (v) pay all expenses and accounts payable incurred in connection with the operation of the Company's business in the Ordinary Course of Business on a basis consistent with past practice.

     (b)  Except as set forth in Exhibit 3.14, the Company agrees that
                                 ------------
during the period from the date of this Agreement to and including the Closing Date, without the prior written consent of Buyer, it will not do any of the following and the Company also represents that from the date of the Interim Balance Sheet to the date of this Agreement the Company has not done any of the following:

          (i) permit any of the Company Assets to be subjected to any Encumbrance;

          (ii) sell, transfer or otherwise dispose of any Company Assets except in the Ordinary Course of Business;

          (iii) write off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, which individually or in the aggregate are not material to the Company;

          (iv) accelerate the collection of any accounts receivable or other amounts payable to the Company other than in the Ordinary Course of Business;

          (v)   cancel or waive any claims or rights of substantial value; or

          (vi) make any material change in any method of accounting or auditing practice.

     5.4  No Negotiation
          --------------

     (a)  Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Parent Entity and the Company will not, and will not permit any of their Representatives to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company ("Acquisition Proposal"), except that nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Parent Entity or the Board of Directors of the Parent Entity from
(i) taking and disclosing to the Parent Entity's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure as, in the good faith judgment of the Board of Directors of the Parent Entity, after receiving advice from outside counsel, is required under applicable law; provided that, except as permitted by this Section 5.4, neither the Board of Directors of the Parent Entity nor any Committee thereof shall (x) approve or recommend or propose to approve or recommend any Acquisition Proposal, (y) enter into any agreement with respect to any Acquisition Proposal, or (z) withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by such Board of Directors or any such committee of this Agreement. The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) Notwithstanding the foregoing, the Company or the Parent Entity may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors of the Parent Entity determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Contemplated Transactions and which the Board of Directors determines in good faith can be financed and (y) in the opinion of the Board of Directors of the Parent Entity, only after receipt of advice from outside counsel to the Parent Entity, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be expected to cause the Board of Directors of the Parent Entity to violate its fiduciary duties to the shareholders of the Parent Entity under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within two business days following receipt of a Superior Proposal notify the Buyer of the receipt of the same. The Company shall promptly provide to the Buyer any material non-public information regarding the Company provided to any other party which was not previously provided to Buyer. At any time after two business days following notification to Buyer of the Company's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of this Section 5.4(b), the Board of Directors of the Parent Entity may withdraw or modify its approval or recommendation of the Contemplated Transaction.

     (c) In the event of a Superior Proposal, the Company may enter into an agreement with respect to such Superior Proposal no sooner than three days after giving the Buyer written notice of its intention to enter into such agreement; provided that the

Buyer has not, prior to the expiration of such three-day period, advised the Company, in writing, of its intention to increase the Purchase Price to exceed the value of such Superior Proposal. Upon expiration of such three-day period without such action by the Buyer, the Company may enter into an agreement with respect to such Superior Proposal (with the bidder and on terms no less favorable than those specified in such notification), provided it shall concurrently with entering into such agreement pay or cause to be paid to the Buyer the amount specified in Section 9.1(v) hereof.


6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1  Approvals of Governmental Bodies
          --------------------------------

     As promptly as practicable after the date of this Agreement, Buyer will use its good faith efforts to make all filings and seek all approvals required by Legal Requirements and obtain all Governmental Authorizations necessary or advisable to consummate the Contemplated Transactions (including, without limitation, those filings, approvals and authorizations necessary or advisable for the Buyer's financing of the Contemplated Transactions). Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Company Assets and to take the other actions required to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  Accuracy of Representations
          ---------------------------

     All of the representations and warranties of the Parent Entity and the Company in this Agreement (considered collectively), and each of these representations and warranties

(considered individually), must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date as if made on the Closing Date.

     7.2  Performance
          -----------

     (a) All of the covenants and obligations that the Parent Entity and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b)  Each document required to be delivered by Seller pursuant to
Section 2.4 must have been delivered.

     7.3  [Intentionally deleted]

     7.4  No Prohibition
          --------------

     Neither the consummation nor the performance of any of the Contemplated Transactions (or the financing thereof) will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     7.5  Material Adverse Change
          -----------------------

     There shall not have occurred any change in the Company's financial condition, business or property nor shall have there occurred any change in the business condition of the Company's customers or suppliers which in the judgment of Buyer materially adversely affects the Company, the business of the Company or the condition (financial or otherwise) of the Company.

In the event that each and every one of these conditions precedent to the obligations of Buyer shall not have been satisfied prior to or at the Closing, then Buyer may (but shall not be obligated to) waive such unsatisfied condition or extend the Closing Date to allow additional time for such condition to be satisfied. Any such waiver or extension shall be without prejudice to any other rights and remedies Buyer may have hereunder or at law or in equity.

8.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Company Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     8.1  Accuracy of Representations
          ---------------------------

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement and must be materially accurate as of the Closing Date as if made on the Closing Date.

     8.2  Buyer's Performance
          -------------------

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b)  Each of the documents required to be delivered by Buyer pursuant to
Section 2.4 must have been delivered and Buyer must have made the cash payments required to be made by Buyer pursuant to Section 2.4.

     8.3  Other Conditions
          ----------------

     (a) Seller shall have received the opinion of an investment banking firm, dated as of or prior to the Closing Date, to the effect that the consideration to be received pursuant to the terms and conditions of this Agreement is fair from a financial point of view.

     (b) Seller shall have obtained all approvals, consents, releases and other documents from First Union National of Georgia (or an affiliate thereof) necessary to allow Seller and Parent Entity to consummate the transactions contemplated by this Agreement and to transfer the Company Assets without Encumbrance.

9.   TERMINATION

     9.1  Termination
          -----------

     (a)  This Agreement may be terminated:

              (i) by Buyer, if a Breach of any provision of this Agreement has been committed by Seller and/or any Parent Entity and such Breach has not been waived;

              (ii) by Seller, if a Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived;

              (iii) by Buyer: if any of the conditions in Section 7 have not been satisfied as of October 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before October 31, 1997;

              (iv) by Seller: if any of the conditions in Section 8 have not been satisfied as of October 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before October 31, 1997; or

              (v) by Seller, under the circumstances contemplated by Section 5.4, provided that contemporaneously with such termination, the Seller
               -------- ----
          pays to the Buyer a termination fee of $1,500,000 plus actual, reasonable out-of-pocket fees and expenses of the Buyer not to exceed $150,000.

              (vi)  by mutual consent of Buyer and Seller.

     (b) If this Agreement is terminated pursuant to Section 9.1(a), all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, then the terminating party's right to seek damages will survive such termination unimpaired.

     (c) The aforesaid right of termination shall be in addition to, and not in lieu of, any other legal or equitable remedy, including specific performance.

10.  INDEMNIFICATION; REMEDIES

     10.1  Survival
           --------

     All representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 2.4(a) and (b), and any other certificate or document delivered pursuant to this Agreement shall survive the Closing for the following periods after the Closing Date:

     (a)  The representations and warranties set forth in Sections 3.9 and
3.13 shall survive until one (1) day after the expiration of the applicable statute of limitations; and

     (b) All other representations and warranties of Buyer, Seller and Parent Entity shall survive for a period of eighteen (18) months after the Closing Date.

     10.2  Indemnification and Payment of Damages by Seller
           ------------------------------------------------

     (a) The Company and the Parent Entity, jointly and severally, will indemnify and hold harmless Buyer and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising or resulting from, directly or indirectly, from or in connection with:

          (i) any Breach of any representation or warranty made by the Company or the Parent Entity in this Agreement or any other certificate or document delivered by the Company or the Parent Entity pursuant to this Agreement;

          (ii)  [Intentionally deleted]; or

          (iii) third party claims or causes of action asserted against Buyer based upon the operation, management or ownership of the Company Assets, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date), but excluding those matters expressly to be assumed by Buyer under Section 2.5(c) hereof; or

          (iv) any noncompliance with any bulk transfer or bulk sales law applicable to the Contemplated Transaction.

     (b) With respect to the aforesaid indemnification obligation, the parties agree as follows:

          (i) The aggregate amount of Damages that Buyer may recover from Seller and the Parent Entity, collectively, with respect to indemnification under Section 10.2(a)(i)above, shall not exceed the aggregate sum of Six Hundred Thousand Dollars ($600,000), provided that the aggregate amount of Damages that Buyer may recover from Seller and the Parent Entity shall not exceed the Purchase Price as computed in accordance with Section 2.2(a):
     (x) with respect to indemnification under Sections 10.2(a)(iii) or (iv) above, or (y) in connection with any Breach of the representations and warranties set forth in Section 3.9 and 3.13, or (z) in connection with any fraudulent misrepresentation by Seller or Parent Entity.

          (ii) Buyer shall not be entitled to assert any right to indemnification under Section 10(a)(i) above against Seller or the Parent Entity until all Damages for which Seller or the Parent Entity would otherwise be required to indemnify Buyer hereunder exceeds the aggregate amount of $200,000, whereupon Seller and the Parent Entity shall thereafter pay to Buyer all further Damages in excess of such amount (subject to the limitation described in subpart (i) above.

     10.3  Indemnification and Payment of Damages by Buyer
           -----------------------------------------------

     Buyer will indemnify and hold harmless the Seller and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Seller's Indemnified Persons"), and will pay to Seller's Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement.

          (b)  [Intentionally deleted]

     10.4  Procedure for Indemnification--Third Party Claims
           -------------------------------------------------

     (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it or of notice that such Proceeding has been Threatened against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim or threatened Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action or the ability of the indemnifying party to obtain otherwise available insurance proceeds is materially prejudiced by the indemnified party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and following a good faith attempt to consult with the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.5  Procedure for Indemnification--Other Claims
           -------------------------------------------

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


11.  GENERAL PROVISIONS


     11.1  Expenses
           --------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     11.2  Seller's Obligations and Decisions
           ----------------------------------

     Any and all representations, warranties, covenants, obligations and or agreements of the Seller contained herein are made and given jointly and severally by the Seller and the Parent Entity, and each of the Seller and the Parent Entity shall be jointly and severally liable for all such representations, warranties, covenants, obligations and agreements.

     11.3  Confidentiality
           ---------------

     (a) Prior to Closing, no party or affiliate of a party hereto will issue or cause publication of any press release or other announcement or public communications with respect to the

Contemplated Transactions, including without limitation a general announcement to such party's employees, without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party (or affiliate) from issuing or causing publication of any such press release, announcement or public communication to the extent that such party (or affiliate) reasonably determines such action to be required by law, any regulatory agency or the rules of any national stock exchange or association applicable to it, in which case the party (or affiliate) making such determination will use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance or to make any disclosure necessary to obtain any consents required or deemed appropriate by Buyer.

     (b) Buyer, Seller and Parent Entity agree that each will use their best efforts to maintain the confidentiality of the information and materials delivered to them or made available for their inspection in connection with this Agreement. In the event the Closing does not occur, Buyer, Seller and Parent Entity will as soon as practicable return all material of or concerning Buyer, Seller or Parent Entity obtained from such other party then in its possession and hereby covenant to keep confidential any information concerning the other party and ascertained in connection with this Agreement for a period of three
(3) years commencing upon the termination of this Agreement, provided, however, that the foregoing shall not apply to any information (a) in the public domain not as a result of the violation of Buyer's, Seller's or Parent Entity's undertaking herein, (b) available to Buyer, Seller or Parent Entity on a non-confidential basis without regard to the disclosure by Buyer, Seller or Parent Entity, or (c) available to Buyer, Seller or Parent Entity from a source other than the other party (provided that such source in so acting is not violating any duty or agreement of confidentiality).

     11.4  Notices
           -------

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Buyer:

     3811 Turtle Creek Boulevard
     Suite 1300
     Dallas, Texas 75219
     Telephone:  (214) 528-7247
     Facsimile:  (214) 528-9929
     Attention:  Todd W. Follmer

With a copy to:

     Stutzman & Bromberg, a Professional Corporation
     2323 Bryan Street
     Suite 2200
     Dallas, Texas 75201
     Telephone:  (214) 969-4900
     Facsimile:  (214) 969-4999
     Attention:  Carl C. Christoff

If to any Seller and/or CCI:

     Communications Central Inc.
     1150 Northmeadow Parkway
     Suite 118
     Roswell, Georgia 30076
     Telephone:  (770) 442-7300
     Facsimile:  (770) 751-9082
     Attention:  President

With copy to:

     Hunton & Williams
     NationsBank Plaza
     Suite 4100
     600 Peachtree Street, N.E.
     Atlanta, Georgia 30308
     Telephone:  (404) 888-4045
     Facsimile:  (404) 888-4188
     Attention:  J. Stephen Hufford


     11.5  Further Assurances
           ------------------

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.6  Waiver
           ------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.7  Entire Agreement and Modification
           ---------------------------------

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.8  Assignments, Successors, and No Third-Party Rights
           --------------------------------------------------

     No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign this Agreement and/or any of its rights under this Agreement to (i) any affiliate of Buyer, or
(ii) any bank, financial institution and/or other party providing any loans or financing to Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.9  Severability
           ------------

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.10  Section Headings, Construction
            ------------------------------

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgment that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

     11.11  Time of Essence
            ---------------

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.12  Governing Law
            -------------

     This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

     11.13  Counterparts
            ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.14  Cure
            ----

     Notwithstanding anything to the contrary set forth in this Agreement, no party shall be entitled to (i) terminate this Agreement pursuant to Section 9 hereof, or (ii) indemnification pursuant to Section 10 hereof, if such breaching or indemnifying party, within 30 days after its receipt of notice from the terminating or indemnified party, cures or corrects the set of facts from which the basis for such termination or indemnification arose.

     11.15  Exhibits
            --------

          Buyer, Seller and the Parent Entity agree that as of the date of the execution and delivery of this Agreement, the Exhibits have not been agreed to by the parties. The parties agree that they shall use their good faith efforts to finalize and complete all Exhibits on or before September 5, 1997. At such time, the Exhibits will be attached hereto and be deemed a part hereof, effective as of the date hereof.

--------------

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


BUYER:                           SELLER:
-----                            ------

TALTON HOLDINGS, INC.            INVISION TELECOM,
a Delaware corporation           INC., a Georgia corporation


By:  /s/ Todd W. Follmer         By:  /s/ Rodger L. Johnson
    ---------------------            ----------------------
Name: Todd W. Follmer            Name:  Rodger L. Johnson
Title:  Vice President           Title: President


                                 CCI:
                                 ---

                                 COMMUNICATIONS CENTRAL INC.,
                                 a Georgia corporation



                                 By:  /s/ Rodger L. Johnson
                                     ----------------------
                                 Name:   Rodger L. Johnson
                                 Title: President

                       LIST OF EXHIBITS
                       ----------------


Exhibit 2.1(a):           Excluded Assets
Exhibit 2.4(a)(ii):       Intellectual Property Assignment
Exhibit 2.4(a)(iii)-1:    List of employees signing
                          Employment Agreements
Exhibit 2.4(a)(iii)-2:    Employment Agreement
Exhibit 2.4(a)(iv):       Non-Competition Agreement
Exhibit 2.4(a)(vi):       Legal Opinion - Seller's counsel
Exhibit 2.4(b)(iv):       Legal Opinion - Buyer's counsel
Exhibit 2.8(e):           Management Agreement
Exhibit 3.6(a)(i):        Inmate Telephone Agreements
Exhibit 3.6(a)(ii):       Installed Lines
Exhibit 3.6(a)(iii):      Service Agreements
Exhibit 3.6(a)(iv):       Inventory
Exhibit 3.6(a)(v):        Vehicles
Exhibit 3.6(a)(ix):       Office Lease
Exhibit 3.6(a)(x):        Furniture, Fixtures and Equipment
Exhibit 3.7:              Accounts Receivable
Exhibit 3.8:              Related Party Contracts
Exhibit 3.9:              Contested Taxes and Proposed
                          Assessments
Exhibit 3.10:             Material Adverse Change
Exhibit 3.11:             Employee Benefit Plans
Exhibit 3.12:             Governmental Authorizations
Exhibit 3.13(a):          Pending Proceedings
Exhibit 3.13(b)           Past Proceedings
Exhibit 3.14:             Events outside the Ordinary
                          Course of Business
Exhibit 3.15(b):          Contract Defaults
Exhibit 3.18:             List of Employees
Exhibit 3.23:             Seller's Brokers
Exhibit 4.4:              Buyer's Brokers